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                                                                   EXHIBIT 10.20

                           THOMAS & BETTS CORPORATION

                            EQUITY COMPENSATION PLAN


1. PURPOSE

         The purpose of the Thomas & Betts Corporation Equity Compensation Plan (the "Plan") is to aid the Company and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate them to exert their best efforts to achieve the long-term goals of the Company and its subsidiaries. The Company believes that the ownership or increased ownership of the Company's Common Stock by employees will further align their interests with those of the Company's other shareholders and will promote the long-term success of the Company.

2. DEFINITIONS

         Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the respective meanings indicated below:

         "AWARD" means an award granted under the Plan, which may be in the form of Restricted Shares or a Stock Option.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         "COMMON STOCK" means the common stock, par value $0.10 per share, of the Company.

         "COMPANY" means Thomas & Betts Corporation, a Tennessee corporation.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

         "INCENTIVE STOCK OPTION" means a Stock Option or portion thereof that is intended to be an "incentive stock option" within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         "NON-QUALIFIED OPTION" means a Stock Option or portion thereof that is not an Incentive Stock Option.

         "PARTICIPANT" means any individual who receives an Award.

         "RESTRICTED SHARES" means shares of Common Stock granted under the Plan that are subject to certain restrictions as provided in Section 8.

         "RESTRICTED STOCK AWARD" means a grant of Restricted Shares under the Plan.


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         "STOCK OPTION" is a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. A Stock Option may be an Incentive Stock Option or a Non-Qualified Option.

3. TERM OF THE PLAN

         The Plan shall be effective as of the date on which it is approved by the Company's shareholders. Unless the Plan is earlier terminated in accordance with the provisions hereof, no Award shall be granted under the Plan after March 5, 2014, but outstanding Stock Options and restrictions on Restricted Shares may extend beyond such date.

4. ADMINISTRATION OF THE PLAN

         (a) The Committee. The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom qualifies as both an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 under the Exchange Act (the "Committee").

         (b) Authority of the Committee.

                  (1) Subject to the provisions of the Plan, the Committee shall have sole and complete authority and discretion to: (i) select Participants and make Awards; (ii) determine the types of Awards and the number of shares of Common Stock covered by Awards; (iii) establish the terms, conditions, restrictions and other provisions of Awards; and (iv) amend, modify, cancel or suspend Awards.

                  (2) The Committee shall have sole and complete authority and discretion to interpret the Plan and all agreements and other documents and instruments relating to Awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.

                  (3) All decisions of the Committee relating to the Plan or any Award shall be final, conclusive and binding on all persons. Committee decisions shall be made by a majority of its members present at any meeting at which a quorum is present. Any decision reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

         (c) Limitation of Liability. Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or any Award. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.


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5. TYPES OF AWARDS

         The Committee may grant Stock Options and Restricted Shares under and subject to the provisions of the Plan.

6. STOCK SUBJECT TO THE PLAN

         (a) Restricted Shares. The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Restricted Stock Awards is 500,000 shares (subject to adjustment as provided in Section 14).

         (b) Stock Options. The maximum number of shares of Common Stock that may be optioned and sold under the Plan pursuant to Stock Options is 3,000,000 shares (subject to adjustment as provided in Section 14).

         (c) Restoration of Shares. To the extent any shares of Common Stock covered by an Award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the Award is terminated, canceled or expires in whole or in part unexercised, then such shares of Common Stock may again be used for further Awards under the Plan.

         (d) Source of Stock. Shares of Common Stock issued under the Plan shall consist of authorized but unissued shares. No fractional shares of Common Stock shall be issued under the Plan.

7. ELIGIBILITY AND PARTICIPATION IN THE PLAN

         (a) Eligible Recipients. Unless otherwise determined by the Committee, key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to receive Restricted Shares and Stock Options.

         (b) Grant of Awards. The Committee shall, in its sole and complete discretion and subject to the provisions of the Plan, (1) select from time to time the employees, from among those eligible, who shall receive Awards, (2) determine the type of Award to be granted and (3) determine and establish the terms, provisions, conditions and restrictions of each Award, including the number of shares of Common Stock subject to the Award. Subject to the provisions of the Plan, Awards may be granted singly or in combination with other Awards or in combination with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan, contract or agreement of the Company or any subsidiary.

         (c) No Right to Receive Award. No employee shall have any right to receive an Award or, having received an Award, to receive a future Award.

         (d) Rights of Employees and Others.

                  (1) Neither the Plan nor any Award shall (i) confer upon any employee any right to remain employed by, or to continue to provide services to, the Company or any subsidiary, or (ii) limit in any way the right of the Company or any subsidiary to terminate any individual's employment by or service on behalf of the Company or any subsidiary, whether or not such individual is a Participant.


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                  (2)      No person shall have any rights or claims under or
                           pursuant to the Plan, except in accordance with the provisions of the Plan.

8. PROVISIONS APPLICABLE TO RESTRICTED STOCK AWARDS

         (a) Terms, Conditions and Restrictions. The Committee shall establish the terms, conditions, restrictions and other provisions of each Restricted Stock Award. Shares subject to a Restricted Stock Award shall be restricted during such period of time and prior to satisfaction of such conditions, if any, as the Committee shall determine (the "Restriction Period"). Except as provided in Section 8(f) below or otherwise determined by the Committee, the Participant must remain employed by the Company or a subsidiary during the Restriction Period or otherwise forfeit all right, title and interest in and to the Restricted Shares.

         (b) Agreements; Stock Legend. Each Restricted Stock Award will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions, restrictions and other provisions of such Award. As a condition to receiving a Restricted Stock Award, each proposed recipient must execute and deliver such agreement to the Company. Certificates for Restricted Shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such shares are subject.

         (c) Rights with Respect to Shares. A Participant who receives a Restricted Stock Award shall have all rights of ownership with respect to such underlying shares of Common Stock, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the Restricted Stock Award and any legend on the certificate for such shares. Until such time as any restrictions imposed pursuant to Section 8(a) on any Restricted Shares shall terminate, the Company or its designee will hold the certificate(s) for such Restricted Shares in escrow on such Participant's behalf.

         (d) Transferability Restriction. Shares of Common Stock subject to a Restricted Stock Award may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner during the Restriction Period applicable thereto.

         (e) Additional Shares Received With Respect to Restricted Shares. Any shares of Common Stock or other securities of the Company received by a Participant as a stock dividend on, or in connection with a stock split or combination, share exchange, reorganization, recapitalization, merger, consolidation or otherwise with respect to, shares of Common Stock received as a Restricted Stock Award shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the Restricted Stock Award.

         (f) Lapse of Restrictions. Unless otherwise determined by the Committee, any restrictions imposed pursuant to Section 8(a) on Restricted Shares shall terminate with respect to such shares on the earliest to occur of the following:

                  (1) the expiration of the Restriction Period (including pursuant to Section 15(b)(1) below);


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                  (2)      the Participant's retirement in accordance with the
                           Company's retirement practices and policies (or six months after the date of the Award, if later);

                  (3) the Participant's permanent disability (or six months after the date of the Award, if later); or

                  (4)      the Participant's death.

Upon the termination of such restrictions, the certificates for such shares of Common Stock shall be released from escrow and delivered to the Participant or, in the event of the Participant's death, the Participant's personal representative and any legend on such certificates shall be removed.

9. PROVISIONS APPLICABLE TO STOCK OPTIONS

         (a) Limit on Awards. No Participant shall receive Stock Options for more than 200,000 shares of Common Stock (subject to adjustment as provided in Section 14) during any fiscal year of the Company.

         (b) Agreements. Each Stock Option will be evidenced by a written or electronic agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions and other provisions of the Stock Option, including the number of shares of Common Stock covered by the Stock Option, the exercise price per share, the term of the Stock Option and the vesting schedule. A Participant may not exercise a Stock Option until he or she executes and delivers such agreement to the Company.

         (c) Terms and Conditions. All Stock Options shall be subject to the following terms and conditions and to such other terms and conditions consistent with the terms of the Plan as the Committee shall determine:

         (1) Option Price. The exercise price per share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The "Fair Market Value" of the Common Stock on a particular date shall mean, for all purposes under the Plan, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on that date. In the event that such method for determining Fair Market Value is not practicable, then the Committee shall determine the Fair Market Value of the Common Stock in such manner as it deems appropriate.

         (2) Time of Exercise of Option. Each Stock Option shall be exercisable during and over such period, ending not later than ten years from the grant date, as determined by the Committee. Unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary of the grant date, except as provided in Sections 9(c)(4) and 15(b)(2) below.

         (3) Method of Exercise and Payment. Each Stock Option may be exercised by giving notice to the Company (or a designated broker) in a form acceptable to the Company, specifying the number of shares to be purchased and, in the case of exercise through the Company, accompanied by payment in full (including


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                  applicable taxes, if any) in cash therefore. No Stock Option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the Stock Option is then exercisable. No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his or her Stock Option until he or she has paid in full for such shares and a stock certificate has been issued to him or her for such shares.

         (4)      Rights After Termination of Employment.

                  (i) Retirement. Unless otherwise determined by the Committee, if a Participant's employment terminates by reason of his or her retirement on or after his or her Early Retirement Date or Normal Retirement Date (as such terms are defined in the Thomas & Betts Pension Plan as in effect on November 30, 2003), the Participant's Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for a period of three years from the date of such retirement, or the stated period of the Stock Option, whichever period is the shorter; provided, however, that if the Participant dies after such termination of employment, any unexercised Stock Option, to the extent to which it was exercisable at the time of the Participant's death, may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant's death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

                  (ii) Disability. Unless otherwise determined by the Committee, if a Participant's employment terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Code), the Participant's Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for a period of 24 months from the date of such termination of employment or the stated period of the Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within a period of 24 months after such termination of employment, any outstanding Stock Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant's death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

                  (iii) Death. Unless otherwise determined by the Committee, if a Participant's employment terminates by reason of the Participant's death, the Participant's Stock Option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of 12 months from the date of the Participant's death or the expiration of the stated period of the Stock Option, whichever period is the shorter.


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                  (iv)     Other. Unless otherwise determined by the Committee,
                           if a Participant's employment terminates for any reason other than death, retirement or permanent disability (as defined above), the Participant's Stock Option may thereafter be exercised, to the extent exercisable on the date of such termination of employment, for a period of 60 days from the date of such termination of employment or the expiration of the stated period of the Stock Option, whichever period is the shorter.

         (d) Designation of Certain Options as Incentive Stock Options. Stock Options, or portions thereof, granted to employees may in the discretion of the Committee be designated as Incentive Stock Options. In addition to the other applicable terms and conditions contained in this Section 9, the aggregate Fair Market Value of the shares of Common Stock covered by an Incentive Stock Option (determined at the time the Stock Option is granted) with respect to which an Incentive Stock Option is exercisable for the first time by any individual Participant during any calendar year (under the Plan and all other similar plans of the Company and its subsidiaries) shall not exceed $100,000 (or such other amount as may be specified by Section 422(d) of the Code).

         (e) Transferability Restriction. Unless otherwise determined by the Committee, a Stock Option by its terms shall be personal and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, only the Participant or a duly appointed legal representative may exercise the Stock Option, unless otherwise determined by the Committee.

         (f) Repricing Prohibited. Neither the Committee nor the Company shall "reprice" outstanding Stock Options for any reason. For purposes of the Plan, a "repricing" means lowering the exercise price per share of an outstanding Stock Option or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles and includes, without limitation, a tandem cancellation of a Stock Option at a time when its exercise price per share exceeds the fair market value of the underlying Common Stock and exchange for another option or other equity security (unless such cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction).

         (g) Use of Proceeds. Proceeds received by the Company pursuant to the exercise of Stock Options shall constitute general funds of the Company.

10. COMPLIANCE WITH APPLICABLE LAWS; INVESTMENT REPRESENTATION

         Notwithstanding any other provision of the Plan or any agreement relating to a particular Award, the Company shall have no obligation to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the Participant is acquiring such shares for his or her own account for investment and not for the purpose or with the intention of distributing the shares or any part thereof. The certificates representing shares of Common Stock issued under the Plan may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and regulations and to reflect any restrictions on transfers.


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11. TRANSFER, LEAVE OF ABSENCE, ETC.

         For purposes of the Plan, (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and
(b) a leave of absence, duly authorized in writing by the Company or a subsidiary, shall not be deemed a termination of employment.

12. TAX WITHHOLDING

         All distributions under the Plan (including, without limitation, the grant of Awards and the issuance of Common Stock pursuant to an Award) are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Award or the issuance of any Common Stock pursuant to an Award on the satisfaction of applicable withholding obligations (including, without limitation, by requiring a Participant to relinquish a portion of any proceeds received by the Participant in connection with the sale of shares acquired upon exercise of a Stock Option).

13. PROHIBITION ON LOANS

         The Company shall not loan funds to any Participant for the purpose of paying the exercise price associated with any Stock Option or for the purpose of paying any taxes associated with the issuance, exercising or vesting of any Award.

14. CHANGES IN CAPITALIZATION

         If the event of any stock dividend, stock split, share combination, spin-off, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, (a) the number and kind of shares that have been issued and that may thereafter be issued under the Plan (as limited by Sections 6(a), 6(b) and 9(a)), (b) the exercise prices and the number and kind of shares subject to outstanding Stock Options and (c) such other terms of Awards as the Committee deems appropriate, shall be appropriately and equitably adjusted by the Committee in its sole and complete discretion. The number and kind of shares underlying Restricted Stock Awards still subject to a Restriction Period shall be adjusted in the same manner as issued shares of Common Stock not subject to a Restriction Period.

15. CHANGE OF CONTROL

         (a) Definition. For the purpose of the Plan, a "Change of Control" shall, without limitation, be deemed to have occurred if:

                  (1) A third person, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

                  (2) Individuals who were members of the Board of Directors immediately prior to the execution of an agreement providing for a transaction listed in


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                           (c) below cease for any reason to constitute at least
                           a majority of the Board, provided that any person becoming a director subsequent to the date of such agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Board as of such date (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be considered as though such person were a member of the Board as of such date;

                  (3) The consummation of (i) any consolidation, share exchange, merger or amalgamation of the Company as a result of which the individuals and entities who were the respective beneficial owners of the outstanding common stock of the Company and the voting securities of the Company immediately prior to such consolidation, share exchange, merger or amalgamation do not beneficially own, immediately after such consolidation, share exchange, merger or amalgamation, directly or indirectly, 50% or more, respectively, of the common stock and combined voting power of the voting securities entitled to vote of the company resulting from such consolidation, share exchange, merger or amalgamation; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

                  (4) The approval by the shareholders of a plan of complete liquidation or dissolution of the Company.

         (b) Effect of Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control:

                  (1) Restricted Shares. In the event of a Change of Control, the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse.

                  (2) Stock Options. In the event of a Change of Control, all outstanding Stock Options shall become fully vested and immediately exercisable. The surviving or successor corporation (if any) shall assume each outstanding Stock Option or substitute a new stock option for each outstanding Stock Option; provided, however, that the Committee may terminate all or a portion of outstanding Stock Options, effective immediately after the Change of Control, if it determines that such termination is in the best interest of the Company. If the Committee decides so to terminate outstanding Stock Options, the Committee shall give each Participant holding a Stock Option to be terminated not less than seven days' notice prior to any such termination.


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16. AMENDMENTS

         The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, modify, cancel or suspend any Award at any time and from time to time; provided, however, that without the consent of the Participant affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of any Participant under any Award theretofore granted, except as provided in Section 15(b)(2) above and Section 17 below. Notwithstanding the foregoing, without the requisite vote of the Company's shareholders, no such amendment or modification may:

         (a) increase the total number of shares of Common Stock issuable under the Plan pursuant to Section 6 (except as provided in Section 14);

         (b) expand the type of Awards available under the Plan;

         (c) materially expand the class of persons eligible to receive Awards;

         (d) extend the term of the Plan;

         (e) materially change the method of determining the exercise price per share of Stock Options;

         (f) re-price an outstanding Stock Option;

         (g) increase the maximum number of shares subject to Stock Options that may be granted to a Participant (except as provided in Section 14); or

         (h) delete or limit the provisions of Section 9(f) (repricing prohibition) or Section 13 (loan prohibition).

In addition, any "material revision" of the Plan (within the meaning of the rules of the New York Stock Exchange) not listed in Sections 16(a)-(h) above also shall require the requisite vote of the Company's shareholders.

17. CANCELLATION OF OUTSTANDING OPTIONS

         If the Committee, after consulting with management of the Company, determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of Stock Options would have a significant adverse effect on the Company's financial statements because of the fact that Stock Options granted before the issuance of such statement are subject to new accounting rules, then the Committee in its absolute discretion may cancel and revoke all outstanding Stock Options to which such adverse effect is attributed and the holders of such Stock Options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such Stock Options.

18. FOREIGN JURISDICTIONS

         Awards granted to Participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States may have such terms and conditions different from those specified in the Plan and such additional terms and conditions as


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the Committee, in its judgment, determines to be necessary, appropriate or desirable to foster and promote achievement of the material purposes of the Plan and to fairly accommodate for differences in local law, tax policy or custom or to facilitate administration of the Plan. The Committee may approve such sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company's shareholders.


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